Exhibit 99.1

September 12, 2014

Michael Pawelek
President and CEO
Starboard Resources, Inc.
300 E. Sonterra Blvd, Suite 1220
San Antonio, TX  78258

Dear Mike:

I hereby submit my resignation as Chief Financial Officer of Starboard Resources, Inc. for personal reasons.

I will miss the many friends and associates I have worked with at Starboard.  I wish you, the Board and the entire organization the best of luck for continued success.

Respectfully submitted,

Eric Alfuth